Registration No. 333-167099
As filed with the Securities and Exchange Commission on June 30, 2010

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UGI CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2668356
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

460 North Gulph Road, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)
UGI HVAC ENTERPRISES, INC. SAVINGS PLAN
UGI UTILITIES, INC. SAVINGS PLAN
AMERIGAS PROPANE, INC. SAVINGS PLAN
(Full Title of the Plan)
ROBERT H. KNAUSS, ESQ.
VICE PRESIDENT AND GENERAL COUNSEL
UGI CORPORATION
460 NORTH GULPH ROAD
KING OF PRUSSIA, PENNSYLVANIA 19406
(Name and address of agent for service)
(610) 337-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 amends Part II — Item 3 in the Form S-8 Registration Statement filed on May 26, 2010 to incorporate by reference the Annual Reports on Form 11-K for the year ended December 31, 2009 filed by each of the plans filing this Registration Statement, as well as future filings by each plan. (Previously, each plan filed its financial statements as an exhibit to UGI Corporation’s Annual Report on Form 10-K.)
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by UGI Corporation (“UGI”) and each plan with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:
(a)	UGI’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the Commission on November 20, 2009.

(b)	UGI HVAC Enterprises, Inc. Savings Plan’s Annual Report on Form 11-K for the year ended December 31, 2009 filed with the Commission on June 25, 2010.

(c)	UGI Utilities, Inc. Savings Plan’s Annual Report on Form 11-K for the year ended December 31, 2009 filed with the Commission on June 25, 2010.

(d)	AmeriGas Propane, Inc. Savings Plan’s Annual Report on Form 11-K for the year ended December 31, 2009 filed with the Commission on June 25, 2010.

(e)	UGI’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2009 and March 31, 2010 filed with the Commission on February 5, 2010 and May 7, 2010, respectively.

(f)	UGI’s Current Reports on Form 8-K filed with the Commission on January 29, 2010, April 23, 2010, May 26, 2010 and June 29, 2010.

(g)	The description of UGI’s common stock contained in its registration statement on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and Amendment No. 2 to Form 8-B dated April 17, 1996, and any amendments or reports filed after the date hereof for the purpose of updating such description.
All documents subsequently filed by UGI and each plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1
(Second) Amended and Restated Articles of Incorporation of the Company as amended through June 6, 2005, incorporated by reference from Exhibit 3.1 to UGI’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005

4.2	Bylaws of UGI as amended through September 28, 2004 incorporated by reference from Exhibit 3.2 to UGI’s Current Report on Form 8-K filed with the Commission on October 4, 2004
5	Opinion of Morgan, Lewis & Bockius LLP*
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)*
23.3	Consent of Morison Cogen LLP
23.4	Consent of Morison Cogen LLP
23.5	Consent of Morison Cogen LLP
24	Power of Attorney*
99.1	UGI HVAC Enterprises, Inc. Savings Plan*
99.2	UGI Utilities, Inc. Savings Plan*
99.3	AmeriGas Propane, Inc. Savings Plan*

*	Previously filed.
The undersigned Registrant hereby undertakes that it will submit or has submitted the employee savings plans and any amendment or amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the employee savings plans.

SIGNATURES
Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norristown, Pennsylvania, on June 30, 2010.

Registrant: UGI CORPORATION, a Pennsylvania corporation
By:	/s/ Robert H. Knauss
Robert H. Knauss, Esq., Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated, as of June 30, 2010.

Signature	Title

/s/ Lon R. Greenberg* Lon R. Greenberg	Chairman and Chief Executive Officer (Principal Executive Officer), and Director

/s/ John L. Walsh* John L. Walsh	President and Chief Operating Officer (Principal Operating Officer) and Director

/s/ Peter Kelly* Peter Kelly	Vice President — Finance, Chief Financial Officer (Principal Financial Officer)

/s/ Davinder S. Athwal* Davinder S. Athwal	Vice President — Accounting and Financial Control, Chief Risk Officer (Principal Accounting Officer)

/s/ Stephen D. Ban* Stephen D. Ban	Director

/s/ Richard C. Gozon* Richard C. Gozon	Director

/s/ Ernest E. Jones* Ernest E. Jones	Director

/s/ Anne Pol* Anne Pol	Director

/s/ M. Shawn Puccio* M. Shawn Puccio	Director

/s/ Marvin O. Schlanger* Marvin O. Schlanger	Director

/s/ Roger B. Vincent* Roger B. Vincent	Director

*By:	/s/ Robert H. Knauss
Robert H. Knauss, Esq., Vice President and General Counsel
Attorney-in-fact

Employee Savings Plans: Pursuant to the requirements of the Securities Act of 1933, the persons who administer the employee savings plans have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in King of Prussia, Pennsylvania, on June 29 and 30, 2010.

Employee Savings Plans: UGI HVAC Enterprises, Inc. Savings Plan
By:	/s/ Denise M. Bassett
	Name:	Denise M. Bassett, Member of
UGI HVAC Enterprises, Inc. Benefits Committee

UGI Utilities, Inc. Savings Plan
By:	/s/ Denise M. Bassett
	Name:	Denise M. Bassett, Manager of
Compensation and Benefits of UGI Utilities, Inc.

AmeriGas Propane, Inc. Savings Plan
By:	/s/ Carol A. Guinan
	Name:	Carol A. Guinan, Director of Benefits
of AmeriGas Propane, Inc.

Exhibit Index

Exhibit No.	Description

4.1
(Second) Amended and Restated Articles of Incorporation of the Company as amended through June 6, 2005, incorporated by reference from Exhibit 3.1 to UGI’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005

4.2	Bylaws of UGI as amended through September 28, 2004 incorporated by reference from Exhibit 3.2 to UGI’s Current Report on Form 8-K filed with the Commission on October 4, 2004
5	Opinion of Morgan, Lewis & Bockius LLP*
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)*
23.3	Consent of Morison Cogen LLP
23.4	Consent of Morison Cogen LLP
23.5	Consent of Morison Cogen LLP
24	Power of Attorney*
99.1	UGI HVAC Enterprises, Inc. Savings Plan*
99.2	UGI Utilities, Inc. Savings Plan*
99.3	AmeriGas Propane, Inc. Savings Plan*

*	Previously filed.